Exhibit 99.1

News Release

Graham Corporation 20 Florence Avenue Batavia, NY 14020
IMMEDIATE RELEASE
Graham Corporation Announces Two-for-One Stock Split
and Regular Quarterly Cash Dividend
BATAVIA, NY, July 28, 2005 – Graham Corporation (AMEX: GHM) announced today that its Board of Directors has declared both a two-for-one stock split of the Company’s common shares in the nature of a stock dividend and a regular quarterly dividend of $.025 per share.
The two-for-one stock split will be effected as a stock dividend, and stockholders will receive one additional share of common stock for every share of common stock held on the record date of September 1, 2005. The Company expects that the new common shares will be distributed on or about October 3, 2005. Fractional shares will be paid in cash based upon the closing price of the Company’s common stock on September 1, 2005.
As of today, Graham has approximately 1.75 million shares of common stock outstanding. After the distribution of the stock dividend, there will be approximately 3.5 million common shares outstanding.
The Board of Directors also approved a post-split regular quarterly cash dividend of $.025 per common share to be paid on post-split shares October 3, 2005 to stockholders of record on September 1, 2005.
William C. Johnson, President and CEO, stated, “The board’s actions clearly convey our confidence in the prospects for Graham and our strategy for growth. Our strategy is to grow Graham by expanding our global sales presence, capitalizing on our brand strength to better penetrate other industries and through selective acquisitions.”
ABOUT GRAHAM CORPORATION
With world-renowned engineering expertise in vacuum and heat transfer technology, Graham Corporation is a global designer, manufacturer and supplier of ejectors, pumps, condensers, vacuum systems and heat exchangers. Over the past 70 years, Graham Corporation has built a reputation for top quality, reliable products and high-standards of customer service. Sold either as components or complete system solutions, the principle markets for Graham’s equipment are the petrochemical, oil refining and electric power generation industries, including cogeneration and geothermal plants. Graham equipment can be found in diverse applications, such as metal refining, pulp and paper processing, ship-building, water heating, refrigeration, desalination, food processing, drugs, heating, ventilating and air conditioning.
Graham Corporation’s reach spans the globe. Its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. More information regarding Graham can be found at its website: www.graham-mfg.com
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to the Company’s anticipated revenues, foreign sales operations, its strategy to build its global sales representative channel, the effectiveness of automation in expanding its engineering capacity, its ability to improve cost competitiveness,
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Graham Corporation Announces Two-for-One Stock Split and Regular Quarterly Cash Dividend
July 28, 2005
customer preferences and changes in market conditions in the industries in which the Company operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.
For more information contact:
J. Ronald Hansen, Vice President — Finance and Administration, and CFO
Phone: (585) 343-2216 Email: rhansen@graham-mfg.com
-OR-
Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

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